                         Consent of Independent Auditors





We consent to the incorporation by reference of our report dated November 15, 1996, with respect to the financial statements and schedule of CleveTrust Realty Investors included in the Annual Report (Form 10-K / A) for the year ended September 30, 1996 in the following:



          Registration Statement Number 33-12663 on Form S-8 dated March 23,
          1987;

          Registration Statement Number 33-12662 on Form S-3 dated March 23,
          1987;

          Amendment Number 2 to Registration Statement Number 33-69238 on Form S-2 dated November 12, 1993;

          Amendment Number 1 to Registration Statement Number 33-12662 on Form S-3 dated December 1, 1987; and

          Post-Effective Amendment Number 1 to Registration Statement Number 2-97843 on Form s-8 dated March 23, 1987.


                                                      Ernst & Young LLP




January 28, 1997
Cleveland, Ohio









                                   Exhibit 23